Exhibit 99.1

NEWS RELEASE	Security Capital Assurance Ltd A.S. Cooper Building 26 Reid Street, 4th Floor Hamilton HM 11 Bermuda Tel: +1 441-279-7450

SECURITY CAPITAL ASSURANCE LTD PROVIDES ADDITIONAL

COMMENTARY ON FITCH RATINGS ACTIONS

Hamilton, Bermuda, December 13, 2007 – Security Capital Assurance Ltd (NYSE: SCA) (“SCA” or the “Company”) today elaborated on its response to the Fitch Ratings (“Fitch”) action announced yesterday.

As previously stated, SCA has a plan involving a range of options to address the capital adequacy shortfall under Fitch’s Matrix financial guarantee capital model as described in Fitch’s press release on December 12, 2007. Components of the plan include, but are not limited to, the following possible actions: the use of existing and new reinsurance arrangements; the restructuring of certain insured obligations with SCA’s counterparties; and the raising of additional debt or equity capital from external sources. Fitch stated in their press release yesterday that the Company’s capital shortfall is at least $2 billion. There can be no assurance as to the relative amounts of capital to be raised or generated through the various components of the plan or that SCA’s plan will successfully address Fitch’s capital requirements within the required four- to six-week timeframe.

About Security Capital Assurance

Security Capital Assurance Ltd is a holding company domiciled in Bermuda whose common shares are listed on the New York Stock Exchange (NYSE: SCA). For more information please visit http://www.scafg.com.

Contact:

Investors Frank Constantinople +1 441-279-7450 frank.constantinople@scafg.com	Media Michael Gormley +1 441-279-7450 michael.gormley@scafg.com Catherine Jones +1 212-333-3810 cjones@brunswickgroup.com

FORWARD LOOKING STATEMENTS

This release contains statements about future results, plans and events that may constitute “forward-looking” statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that these statements are not guarantees of future results, plans or events and such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. These factors include, but are not limited to: the outcome of the rating assessments for all bond insurers currently underway by Moody’s Investor Services (“Moody’s) and Standard & Poor’s (“S&P”), the outcome of the Company’s discussions with Fitch Ratings (“Fitch”), Moody’s and S&P, and the company’s ability to successfully address Fitch’s and any other capital requirements within the required timeframes; the impact of the ratings action announced on December 12, 2007 by Fitch, the impact of any adverse changes that may be made to the financial strength or financial enhancement ratings of any or all of the Company's operating subsidiaries; the possible dilutive effect of the issuance of equity pursuant to the company's capital plan; higher risk of loss in connection with obligations guaranteed by the Company due to recent deterioration in the credit markets stemming from the poor performance of subprime residential mortgage loans; developments in the world’s financial and capital markets that adversely affect the performance of the Company’ investments and its access to such markets; ineffectiveness of Company business strategy, due to changes in current or future market conditions or other factors; the performance of invested assets, losses on credit derivatives or changes in the fair value of credit default swaps; the availability of capital and liquidity; the timing of claims payments and the receipt of reinsurance recoverables; increased competition; greater frequency or severity of claims and loss activity; changes in Company reinsurance agreements with certain of its subsidiaries; changes in regulation, tax laws, legislation or accounting policies or practices; changes in officers; general economic conditions; changes in the availability, cost or quality of reinsurance or retrocessions; changes that may occur in Company operations and ownership as the Company matures; other additional factors, risks or uncertainties described in Company filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and also disclosed from time to time in subsequent reports on Form 10-Q and Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

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